UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2007

UraniumCore Company
(Exact name of registrant as specified in its charter)

Delaware	000-05186	13-2643655
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

595 Howe St., Suite 600, Vancouver, B.C. V6C2T5
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (604) 662-7898

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant's Certifying Accountant

On May 11, 2007, Moore & Associates, the Company's principal independent accountant, was dismissed by the Board of Directors and E. Randall Gruber, CPA, PC of Gruber & company LLC was engaged to audit the Company's financial statements.

The former accountant's report on the Company's financial statements for the past fiscal year did not contain an adverse opinion or disclaimer of opinion.

There were no disagreements with the former accountant on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure during the most recent fiscal year, nor were there any reportable events during that period.

The Company did not consult with E. Randall Gruber, CPA, PC during the past fiscal year regarding the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered, and neither written nor oral advice was provided as to an accounting, auditing or financial reporting issue.

Item 9.01. Financial Statements and Exhibits

There are no exhibits filed as part of this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UraniumCore Company

By: /s/ Robert Lundes
Robert Lundes
President & Chairman

Date: August 14, 2007